SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 16, 2004

WorldCom, Inc.

(Exact Name of Registrant as Specified in Charter)

Georgia	0-11258	58-1521612
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22001 Loudoun County Parkway, Ashburn, Virginia	20147
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 886-5600

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

(a)    Financial Statements.

Not applicable.

(b)    Pro Forma Financial Information.

Not applicable.

(c)    Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release dated January 16, 2004

Item 9.

Regulation FD Disclosure.

On January 16, 2004, WorldCom, Inc., d/b/a MCI (“WorldCom” or the “Company”) and certain of its direct and indirect U.S. subsidiaries filed their monthly operating report for the month of November 2003 (the “Operating Report”) with the U.S. Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). Copies of the Operating Report may be obtained from the Bankruptcy Court’s website located at http://www.nysb.uscourts.gov and from the Company’s Restructuring Information Desk at http://www.mci.com.

A copy of the press release dated January 16, 2004 announcing the filing of the Operating Report is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Limitation on Incorporation by Reference

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 9 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 9 will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Cautionary Statement Regarding Financial and Operating Data

The Operating Report contains financial statements and other financial information that have not been audited or reviewed by independent accountants and may be subject to future reconciliation and adjustments. The Operating Report is in a format prescribed by applicable bankruptcy laws and should not be used for investment purposes. The Operating Report contains information for periods different from those required in the Company’s reports pursuant to the Exchange Act, and that information might not be indicative of the Company’s financial condition or operating results for the period that would be reflected in the Company’s financial statements or in its reports pursuant to the Exchange Act. Results set forth in the Operating Report should not be viewed as indicative of future results.

As described in the Operating Report, the Company previously announced restatements of earnings affecting 1999, 2000, 2001 and first quarter 2002. In June 2002, Arthur Andersen LLP (“Andersen”), the Company’s previous external auditors, advised the Company that Andersen’s audit report on the Company’s financial statements for 2001 and Andersen’s review of the Company’s financial statements for first quarter 2002 could not be relied upon. The Company’s new external auditors, KPMG LLP (“KPMG”), are undertaking a re-audit of the Company’s financial statements for 2000 and 2001.

On August 8, 2002, the Company announced that its ongoing internal review of its consolidated financial statements discovered an additional $3.8 billion in improperly reported pre-tax earnings for 1999, 2000, 2001, and the first quarter of 2002. On November 5, 2002, the Company announced that it expected a further restatement of earnings in addition to amounts previously announced and that the overall amount of the restatements could total in excess of $9 billion.

On March 13, 2003, the Company announced it had completed a preliminary review of its goodwill and other intangible assets and property and equipment (“PP&E”) accounts. This review resulted in the write-off of all existing goodwill and a substantial write-down of the carrying value of PP&E and other intangible assets.

A Special Committee of the Company’s Board of Directors conducted an independent investigation of these matters with the law firm of Wilmer, Cutler & Pickering as special counsel and PricewaterhouseCoopers LLP as their financial advisors. The Special Committee’s report was released publicly on June 9, 2003. The Company’s accounting practices also are under investigation by the U.S. Attorney’s Office for the Southern District of New York. In addition, the Bankruptcy Court appointed Richard Thornburgh, former Attorney General of the United States as an Examiner to investigate accounting matters and corporate governance practices in order to identify potential sources of action against third parties. On November 4, 2002, the Examiner released the first Interim Report regarding the Examiner’s preliminary observations. On June 9, 2003, the Examiner released the second Interim Report regarding, among other things, corporate governance matters and past accounting practices. On November 26, 2002, the Company consented to the entry of a permanent injunction (“Permanent Injunction”) that partially resolved the claims brought in a civil lawsuit by the United States Securities and Exchange Commission (“SEC”) regarding the Company’s past public financial reports. The injunction imposes certain ongoing obligations on the Company and permits the SEC to seek a civil penalty. On June 11, 2003, the Company consented to the entry of two orders dealing with internal controls and corporate governance issues that modified certain of the ongoing obligations imposed in the Permanent Injunction entered on November 26, 2002. One of the orders required the Company to adopt and implement recommendations to be made in a report by the Corporate Monitor appointed by the U.S. District Court, Richard Breeden, former chairman of the SEC. The Corporate Monitor’s report was released publicly on August 26, 2003. On December 17, 2003, the United States District Court for the Southern District of New York issued an order further modifying its November 26, 2002 Judgment of Permanent Injunction. The December 17, 2003 order directed the Company to submit a report describing the status of certain of the Company’s internal controls efforts to the District Court, Corporate

Monitor Richard Breeden, and the SEC and directed the Company to cause Deloitte & Touche LLP, which has acted as a consultant to the Company with respect to internal controls, to submit a similar report. The Company and Deloitte & Touche LLP submitted their reports on December 24, 2003.

On May 19, 2003, the Company announced a proposed settlement with the SEC regarding a civil penalty. Pursuant to the initial proposed settlement, the Company would satisfy the SEC’s civil penalty claim by payment of $500 million upon the effective date of the Company’s emergence from Chapter 11 protection. On July 2 and 3, 2003, the Company filed documents in the U.S. District Court for the Southern District of New York modifying the proposed settlement. Pursuant to the revised proposed settlement, the Company will satisfy the SEC’s civil penalty claim by payment of $500 million upon the effective date of the Company’s emergence from Chapter 11 protection and by transfer of common stock in the reorganized company having a value of $250 million. On July 7, 2003, the U.S. District Court issued an order approving the proposed settlement. On September 3, 2003, one of the Company’s creditors filed a notice of appeal of this order to the U.S. Court of Appeals for the Second Circuit. On August 6, 2003, the Bankruptcy Court issued an order approving the proposed settlement. On August 18, 2003, certain creditors filed a notice of appeal of the order to the U.S. District Court. Pursuant to agreements entered into in connection with the Second Amended Plan of Reorganization, those creditors have agreed to withdraw their appeals upon the effective date of the Plan of Reorganization. The District Court’s order provides that the funds paid and common stock transferred by the Company in satisfaction of the SEC’s penalty claim will be distributed pursuant to the Fair Funds provisions of the Sarbanes-Oxley Act of 2002.

On August 27, 2003, the Attorney General of Oklahoma filed a criminal action in Oklahoma County District Court against the Company and six former executives of the Company alleging violations of the state’s securities laws. On September 11, 2003, the Company entered a not guilty plea to these charges. The Company’s preliminary hearing is set to commence March 1, 2004. In November 2003, the Attorney General dismissed the charges against one of the Company’s former executives, Mr. Bernard Ebbers. The Attorney General has expressed his intention to refile the charges later this year.

The Company has terminated or accepted the resignations of company officers and various other financial and accounting personnel, including its former chief financial officer and corporate controller, and is continuing the process of investigating and restating its financial results for the years 2000-2002. Earlier years also are impacted. In June 2003, KPMG identified a substantial number of material weaknesses in the Company’s internal controls. The Company developed action plans to address these weaknesses and as of the date of the filing of the Operating Report, these have been completed. The action plans contemplate ongoing implementation, training and monitoring. These material weaknesses, together with other as-yet unidentified issues affecting the Company’s internal controls, could have a material impact on the accuracy of the Company’s financial records and reports. Investors and creditors should be aware that additional amounts of improperly reported pre-tax earnings may be discovered and announced. Until the Company has completed its final review and KPMG is able to complete their audits of 2000, 2001, and 2002, the total impact on previously reported financial statements cannot be known. The Company intends to announce changes to previously reported consolidated financial statements once its review is complete.

In light of the foregoing events, all guidance regarding future financial performance issued by the Company prior to July 21, 2002, the date the Company and substantially all of its direct and indirect domestic subsidiaries filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code (the Bankruptcy Code), is no longer in effect and should be ignored.

Cautionary Statement Regarding Forward-Looking Statements

This Report and the Operating Report may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to the Company’s bankruptcy proceedings and matters arising out of pending class action and other lawsuits and ongoing internal and government investigations relating to the previously announced restatements of its financial results. Other factors that may cause actual results to differ materially from management’s expectations include economic uncertainty; the effects of vigorous competition, including price competition; the impact of technological change on our business, alternative technologies and dependence on availability of transmission facilities; risks of international business; regulatory risks in the United States and internationally; contingent liabilities; uncertainties regarding the collectibility of receivables; risks associated with debt service requirements and our financial leverage; uncertainties associated with the success of acquisitions; and the ongoing war on terrorism. More detailed information about those factors is contained in the Company’s filings with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDCOM, INC.
(Registrant)

By:	/S/ ANASTASIA KELLY

Name:	Anastasia Kelly
Title:	Executive Vice President and General Counsel

Dated: January 16, 2004

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 16, 2004*

*	This exhibit is furnished by the Company and is not “filed” for purposes of Section 18 of the Exchange Act. See Item 9.